UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 11, 2006


                                  ULTICOM, INC.

             (Exact name of registrant as specified in its charter)


        NEW JERSEY                      0-30121                   22-2050748

(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


                                1020 Briggs Road,
                            Mount Laurel, New Jersey
                                      08054

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01         OTHER EVENTS

         On July 11, 2006, a shareholder derivative action captioned as Stone v. Osborne, et al. was filed in the United States District Court for the District of New Jersey by an Ulticom, Inc. (the "Company") shareholder purporting to act on behalf of the Company. The defendants in this action include certain current and former directors and/or officers of the Company. The complaint alleges that defendants, among other things, breached their fiduciary duties by engaging in alleged wrongful conduct in connection with the issuance of stock option grants. This action seeks damages and other equitable relief against the individual defendants. The Company is named solely as a nominal defendant against whom the plaintiff seeks no recovery. Although the Company cannot predict the outcome of this action, an adverse result could have a potentially adverse effect on the Company's business, results of operation and financial condition.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ULTICOM, INC.


Date:  July 17, 2006                              By:  /s/ Mark Kissman
                                                     ---------------------------
                                                  Name:  Mark Kissman
                                                  Title: Chief Financial Officer